UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2020

Healthcare Services Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39823	85-2754095
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7809 Woodmont Avenue, Suite 200 Bethesda, MD		20814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 605-1309

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-half of one redeemable Warrant	HCARU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	HCAR	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock, each at an exercise price of $11.50 per share	HCARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Closings of IPO and Private Placement and Audited Balance Sheet

On December 28, 2020, Healthcare Services Acquisition Corporation (the “Company”) completed (i) its initial public offering (the “IPO”) of 33,120,000 units (the “Units”), including 4,320,000 Units sold pursuant to the full exercise of the underwriter’s option to purchase additional Units to cover overallotments, at an offering price of $10.00 per Unit and (ii) a private placement of 8,624,000 warrants with Healthcare Services Acquisition Holdings, LLC and certain funds and accounts managed by BlackRock, Inc. at a price of $1.00 per warrant (the “Private Placement”). The net proceeds from the IPO, together with certain of the proceeds from the Private Placement, totaling $331,200,000 in the aggregate (the “Trust Account Proceeds”), were placed in a trust account with Continental Stock Transfer & Trust Company established for the benefit of the Company’s public stockholders and the underwriter of the IPO. Except for the withdrawal of interest earned on the Trust Account Proceeds in the trust account to fund the Company’s franchise and income taxes, or upon the redemption by public stockholders of Class A common stock in connection with certain amendments to the Company’s amended and restated certificate of incorporation, none of the funds held in the trust account will be released until the completion of the Company’s initial business combination or the redemption by the Company of 100% of the outstanding shares of Class A common stock issued by the Company in the IPO if the Company does not consummate an initial business combination within 24 months after the closing of the IPO.

An audited balance sheet as of December 28, 2020, reflecting receipt of the Trust Account Proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Separate Trading of Units, Class A Common Stock and Warrants

On January 4, 2021, the Company announced that the holders of Units may elect to separately trade the shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), and redeemable warrants included in the Units commencing on January 5, 2021. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant to purchase one share of Class A common stock. Any Units not separated will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the symbol “HCARU.” Any underlying shares of Class A common stock and redeemable warrants that are separated will trade on Nasdaq under the symbols “HCAR” and “HCARW,” respectively. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holder’s Units into shares of Class A common stock and redeemable warrants.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Audited Balance Sheet
99.2	Press Release, dated January 4, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2021
HEALTHCARE SERVICES ACQUISTION CORPORATION

By:	/s/ Tao Tan
Name:	Tao Tan
Title:	Chief Operating Officer